                                                                   EXHIBIT 10.40

                             CHEMISOLV HOLDINGS INC

Registered Office:


Issue of variable rate 2001/2015 Guaranteed Unsecured Loan Notes pursuant to the authority of the Articles of Incorporation of Chemisolv Holdings Inc and the authority of a resolution of the Board of Directors of Chemisolv Holdings Inc dated December 1995.

CERTIFICATE NO:      1
NOTEHOLDER:          Clement Cyril Armitage

1. Chemisolv Holdings Inc ("Chemisoly") will on 31st December 2016 or on such earlier date as the principal monies hereby covenanted to be paid shall become payable in accordance with the conditions attached hereto which are applicable to this Loan Note ("the Conditions") pay to Clement Cyril Armitage of Wild Hedges, 4 Daisybank Crescent, Audlem, Crewe, CW3 OHD the Principal Sum (as defined in the Conditions) to be determined in accordance with and pursuant to the Conditions or such part thereof as is then outstanding under this Note in accordance with the Conditions and will with effect from the Determination Date (as defined in the Conditions) pay interest on such Principal Sum at the Interest Rate (as defined in the Conditions) on each Interest Payment Date (as defined in the Conditions).

2. This Note is issued subject to and with the benefit of the Conditions which each of Chemisolv Holdings Inc and Serv-Tech Inc ("Serv-Tech") agree shall be binding on them and enforceable by the Noteholder.

3. Serv-Tech Inc hereby guarantees the due payment of the Principal Sum and interest thereon in accordance with the Conditions.

4. This Note and the Conditions shall be governed by and construed in accordance with English Law.

EXECUTED AS A DEED BY Chemiso1v Holdings Inc and Serv-Tech Inc on
1995

EXECUTED as a deed (but              )
not delivered until the              )
date hereof) on behalf               )
of Chemisolv Holdings Inc            )
by its authorised officers           )       /s/ [ILLEGIBLE]
                                             --------------------------------
                                             Director

                                             /s/ [ILLEGIBLE]
                                             --------------------------------
                                             Director



EXECUTED as a deed (but              )
not delivered until the              )
date hereof) on behalf               )
of Serv-Tech Inc as Guarantor        )
by its authorised officers           )       /s/ [ILLEGIBLE]
                                             --------------------------------
                                             Director

                                             /s/ [ILLEGIBLE]
                                             --------------------------------
                                             Director





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                                   CONDITIONS

1 In this Note (including these Conditions) unless there is something in the subject or context inconsistent therewith the following expressions shall have the following meanings:-

      "Base Rate"                                 means LIBOR (as hereinafter
                                                  defined) less @%;

      "Business Day"                              a day on which banks are
                                                  open for business in the City
                                                  of London (not being a
                                                  Saturday);

      "Chemisolv Accounts"                        means the audited consoli-
                                                  dated income (profit) and loss
                                                  account of the Company and its
                                                  subsidiaries for the Financial
                                                  Year and the audited
                                                  consolidated balance sheet of
                                                  the Company and its
                                                  subsidiaries as at the last
                                                  day of the Financial Year as
                                                  part of the Serv-Tech annual
                                                  audit which shall have been
                                                  prepared in accordance with
                                                  the provisions of Condition 4
                                                  below

      "Chemisolv Group"                           means the Company, Chemisolv
                                                  Limited and all other
                                                  subsidiaries of either the
                                                  Company or Chemisolv Limited

      "Chemisolv's Accountants"                   means the auditors for the
                                                  time being of the Company
                                                  appointed by Serv-Tech who
                                                  shall be responsible for
                                                  preparing the audited
                                                  financial statements of the
                                                  Company and its subsidiaries
                                                  for each financial year


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      "the Company"                               means Chemisolv Holdings Inc
                                                  which was incorporated in the
                                                  State of Delaware;

      "Determination Date"                        means the date upon which the
                                                  Principal Sum shall have been
                                                  determined and become binding
                                                  on the Company and the
                                                  Noteholder in accordance with
                                                  Condition 2 below;

      "Financial Year"                            means the financial year of
                                                  the Company commencing on 1st
                                                  January and ending on 31st
                                                  December in the same calendar
                                                  year

      "First Interest Period"                     the period commencing on the
                                                  Determination Date and ending
                                                  on and including whichever of
                                                  31st March 30th June 30th
                                                  September and 31st December
                                                  shall first occur after the
                                                  Determination Date;

      "First Redemption Date"                     the last day of the First
                                                  Interest Period;

      "Interest Period"                           the First Interest Period or
                                                  any Subsequent Interest Period
                                                  as the case may be;

      "Interest Payment Date"                     the last day of each Interest
                                                  Period;

      "LIBOR"                                     means the London Inter Bank
                                                  Offer Rate;

      "Interest Rate"                             in respect of each Interest
                                                  Period a rate per annum equal
                                                  to 1 per


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                                                  centum per annum below the
                                                  Base Rate;

      "Majority of the Performance                such of the Performance
      Awarded Employees"                          Awarded Employees for the time
                                                  being employed by members of
                                                  the Chemisolv Group who
                                                  between them have the majority
                                                  of points of all the
                                                  Performance Awarded Employees
                                                  who are so employed at the
                                                  relevant time and for this
                                                  purpose each Performance
                                                  Awarded Employee shall have
                                                  such number of points as is
                                                  set out in parenthesis after
                                                  his name in the definition of
                                                  "Performance  Awarded
                                                  Employees" below

      "the Note"                                  this Note (being one of the
                                                  Notes);

      "the Notes"                                 all or any one of the 105
                                                  variable rate 2001/2015
                                                  Guaranteed Unsecured Loan
                                                  Notes constituted by a
                                                  resolution of the directors of
                                                  the Company on December 1995
                                                  and issued to the Vendors;

      "Noteholder"                                the person or persons whose
                                                  name and address are entered
                                                  on the Register as the holder
                                                  or holders of this Note and
                                                  includes in each case the
                                                  personal representatives of
                                                  the registered holder or
                                                  holders and "Noteholders"
                                                  means the registered holders
                                                  for the time being of the
                                                  Notes;

      "Performance Awarded                        means Messrs Ralph J Davies
                                                  (13),





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      Employees"                                  David M Owen (13), Clement C
                                                  Armitage (13), James R Duffy
                                                  (13), W Harry Corbett (6),
                                                  Christopher Bennett (6) and
                                                  Kenneth Mackintosh (6)

      "Principal Sum"                             means the principal sum
                                                  outstanding and remaining
                                                  unpaid by the Company on the
                                                  Note which shall be determined
                                                  and shall be binding on the
                                                  Company and the Noteholder in
                                                  accordance with Condition 2;

      "Redemption Date"                           means the First Redemption
                                                  Date and thereafter the 31st
                                                  March, 30th June, 30th
                                                  September or 31st December in
                                                  each year whilst the Principal
                                                  Sum is outstanding or at such
                                                  other times if agreed by the
                                                  Company;

      "Relevant Business"                         means any business directly
                                                  connected with the application
                                                  of speciality chemicals in the
                                                  treatment of water and waste
                                                  or directly connected with the
                                                  paper industry including the
                                                  manufacture or recycling of
                                                  paper, or the strengthening of
                                                  paper and any business derived
                                                  from the Relevant Intellectual
                                                  Property or the application
                                                  thereof

      "The Register"                              means the register of
                                                  Noteholders to be kept by the
                                                  Company under Condition 9
                                                  hereof;

      "Relevant Intellectual                      means (in relation to the


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

      Property"                                   inventions known as "Mastiff"
                                                  and "Magnetic De-Inking" as
                                                  they existed on 1st April 1995
                                                  and all improvements
                                                  thereafter and hereafter made
                                                  to such inventions) all
                                                  patents, inventions, know-how,
                                                  trade secrets and other
                                                  confidential information,
                                                  registered designs, copy
                                                  rights, design rights, rights
                                                  of equivalent to copy right
                                                  and design rights, registered
                                                  trademarks, registered service
                                                  marks, registered business
                                                  names, trade names,
                                                  registrations of the aforesaid
                                                  items, rights in the nature of
                                                  any of the aforesaid items in
                                                  any country whatsoever in the
                                                  World, rights in the nature of
                                                  unfair competition rights and
                                                  rights to sue for passing off

      "Relevant Fraction"                         means, 13/70

      "the Revenues"                              the Royalty Revenues, the
                                                  Product and Service Revenues
                                                  and the Customer Revenues
                                                  defined and referred to in
                                                  Condition 2.1

      "Serv-Tech"                                 Serv-Tech Inc whose registered
                                                  office and address for notices
                                                  is CT Corporation System, 811
                                                  Dallas Avenue, Houston, Texas
                                                  77002 and which was
                                                  incorporated in the State of
                                                  Texas;

      "Subsequent Interest Period"                each successive period of
                                                  three




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                                                  months commencing on and
                                                  including the day after the
                                                  preceding Interest Period and
                                                  ending on and including the
                                                  next following 31st March,
                                                  30th June, 30th September or
                                                  31st December (whichever first
                                                  occurs) or if any such date is
                                                  not a Business Day ending on
                                                  and including the Business Day
                                                  next following such date.

      "subsidiary"                                means in relation to any
                                                  company which is registered in
                                                  England and Wales any
                                                  subsidiary undertaking (within
                                                  the meaning of the Companies
                                                  Act 1985 as amended by the
                                                  Companies Act 1989) of such
                                                  company and in relation to any
                                                  company which is incorporated
                                                  in the USA, any entity which
                                                  is 50% or more directly or
                                                  indirectly owned or controlled
                                                  by such company (and
                                                  "subsidiaries" shall be
                                                  construed accordingly)

      "the Vendors"                               means Messrs Ralph J Davies,
                                                  David M Owen, Clement C
                                                  Armitage, James R Duffy, W
                                                  Harry Corbett, Christopher
                                                  Bennett and Kenneth Mackintosh

Words denoting persons only shall include bodies corporate unincorporated associations partnerships and words incorporating the singular number only shall include the plural and vice versa. Headings in these Conditions are for ease of reference only and shall not affect the interpretation thereof.

2     Principal Sum and Interest
      2.1 The Principal Sum shall be calculated in accordance with the following formula





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              PS = RF x 1.67% x (A + B + C)

      Where:
      PS      represents the Principal Sum

      RF      represents the Relevant Fraction

      A shall be the aggregate amount of all royalties earned during the Financial Year by all companies in the Chemisolv Group to the extent generated by the licensing or other exploitation of the Relevant Intellectual Property("Royalty Revenues")

      B shall be the aggregate of all sales or revenues or turnover during the Financial Year of all companies in the Chemisolv group from the sale of any products, chemicals or services to the extent that such products, chemicals or services are used in the application of any of the Relevant Intellectual Property ("Product and Service Revenues")

      C shall be the aggregate of all sales or revenues or turnover during the Financial Year of all companies in the Chemisolv Group from customers or clients or licensees but only to the extent that such sales, revenues or turnover directly relate to or concern the application or exploitation of any of the Relevant Intellectual Property ("Customer Revenues")

2.2 The amount of revenue or turnover earned in respect of any Financial Year shall not be counted more than once in financial year shall not be counted more than once in calculating the aggregate of A+B+C for one Financial Year and shall not be calculated within the aggregate of A+B+C for another Financial Year.

      The sum of A+B+C shall be reduced by any commissions, royalties, discounts, profit sharing or other payments applicable to agents, distributors, licensors, sub-contractors, Joint Venture





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      partners, or other such persons to the extent that they have been properly and reasonably made for the purpose of generating the royalties and revenues comprising A+B+C and to the extent that they have not already been taken into account in determining the respective amounts of A, B or C.

2. 3 The Noteholder acknowledges that the Principal Sum and the long term interests of the Serv-Tech Group will be influenced by the strategies and policies of the Chemisolv Group concerning pricing, discounts, royalties, agency fees, commissions and other material terms and conditions to be offered and accepted by the Chemisolv Group upon which the Relevant Intellectual Property will be exploited (which may involve sales, licensing, sub-contracting and other similar transactions or arrangements) and accordingly, the Noteholder acknowledges both that (i) the Chemisolv Group shall be required to comply with written strategies and policies (concerning the terms and conditions of sales, pricing, discounts, royalties, agency fees, licensing, commissions, subcontracting, joint ventures and other such arrangements and undertakings) as reasonably agreed from time to time by the Chemisolv Group and the Chief Financial Officer of the Serv-Tech Group or his designee, and (ii) all material undertakings, contracts and other obligations of the Chemisolv Group ("material" in relation to any undertaking, contract or obligation being one involving the payment to or from the Chemisolv Group of aggregate sums in excess of $500,000) shall be subject to the prior written approval of the Chief Financial Officer of the Serv-Tech Group or his designee, provided that such approval shall not be unreasonably withheld or delayed and in determining what is reasonable or unreasonable due regard shall be given to prudent business practice and the fiduciary duty which Serv-Tech owes to its shareholders.

2.4 The Principal Sum outstanding on this Note shall bear interest from and including the commencement of the First Interest Period (but excluding) the day upon which it is repaid by the Company in accordance with Condition 3 hereof and such interest shall in respect of each Interest Period be payable at the Interest Rate





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      and be paid (less any withholdings or deductions of tax which may be made if required by law in accordance with Condition 17) by the Company in arrears on the appropriate Interest Payment Date to the Noteholder entitled to receive the same. Any interest on the Principal Sum which is not paid within seven Business Days of the Relevant Interest Payment Date shall bear interest at the Interest Rate from and including the day following the seventh Business Day after the relevant Interest Payment Date to the date of payment.

2.5 Interest in respect of each Interest Period will be calculated on the basis of a 365 day year and will accrue on a day to day basis.

2.6   Interest on the Note shall cease to accrue on the 31st December 2016.

3     Repayment
      3.1 At any time after the First Redemption Date the Noteholder may demand in writing substantially in the form attached hereto as
              Schedule 1 ("a Redemption Notice") that all or part of the Principal Sum (subject to a minimum of L.10,000 in respect of a part redemption) held by such Noteholder shall be rep aid at par (together with unpaid interest to the relevant Redemption Date) by the Company on such Redemption Date or as is specified in such notice provided always that such notice is served no later than 10 Business Days prior to the relevant Redemption Date.

      3.2 The Principal Sum together with unpaid interest shall (unless, in the case of both the Principal Sum and unpaid interest, such sums have been previously repaid or paid by the Company) be repaid on 31st December 2016 (and if such day is not a Business Day the next following Business Day) to the Noteholder or as the Noteholder may direct in writing whose receipt shall be a sufficient discharge and the Company shall not be concerned as to the application of any such sums. All monies payable by the Company or Serv-Tech to the Noteholder in respect of the


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              Principal Sum or interest thereon shall be paid as provided for in Condition 12.

      3.3 On or before the due date for any repayment or redemption hereunder the Noteholder shall surrender the Note to be repaid to the Company for retention by the Company. In the event of a repayment or redemption of part only of the Principal Sum (provided the Noteholder has surrendered his Note to the Company) the Company will issue a further Note in substantially the same form in respect of the balance of the (or if applicable deemed reduced) Principal Sum which remains outstanding and for the avoidance of doubt no fee will be payable by the Noteholder in respect of the issue of such a Note.

      3.4 In the event of any Noteholder whose Notes or any part of whose Notes are liable to be repaid under these Conditions failing to surrender such Notes pursuant to condition 3.3 above, the Company shall be entitled to pay the moneys payable in respect thereof into a designated deposit account with Barclays Bank PLC (or such other bank as the Company may elect) to be held on trust for such Noteholder and to enter the details of the repayment in the Register. Upon such entry in the Register as aforesaid, such Notes will be cancelled to the extent of the amount repaid and all obligations of the Company in respect of the amount so repaid will cease. Any interest earned in respect of such designated deposit account will accrue for the benefit of the Company unless otherwise resolved by the Company.

      3.5 At any time whilst any part of the Principal Sum remains outstanding the Noteholder may by giving notice to the Company (the "Currency Conversion Notice") elect to convert the Principal Sum (or such part thereof as is specified in the Currency Conversion Notice) into either pounds sterling (where the Principal Sum is calculated in US Dollars) or into US Dollars (where the Principal Sum is calculated in pounds sterling) provided always that the Noteholder shall not be entitled to serve a Currency Conversion Notice after:-


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            3.5.1    30th November 2016:

            3.5.2    a Redemption Notice has been served on the Company; or

            3.5.3    the happening of an Event of Default.

      3.6 The rate of exchange for the conversion shall be the rate at which pounds sterling or US Dollars (as the case may be) may be purchased from Barclays Bank plc at 11.00 am on the date being 5 Business Days following the service of the Currency Conversion Notice and all necessary costs of the conversion shall be for the account of the Noteholder.

4 Early Repayment The Principal Sum (if ascertained) shall immediately become payable together with all unpaid interest thereon to the date of payment on the happening of any one or more of the following Events of Default:-

      4.1 if a petition shall be presented for the winding up of the Company or for the making of an administration order in relation to the Company or if an effective resolution is passed for the winding up of the Company except for the purpose of a solvent reconstruction or amalgamation;

      4.2 if any encumbrancer shall take possession or a receiver shall be appointed of the undertaking property and assets of the Company or any part thereof;

      4.3 if a distress execution or other process shall be levied or enforced upon or against any of the assets or property of the Company and shall not be discharged within 7 days of being levied or enforced;

      4.4 if the Company is deemed to be unable to pay its debts for the purposes of Section 123(l) of the Insolvency Act 1986;

      4.5 if the Company makes default for a period of 30 days in the payment of any interest hereby covenanted to be paid and the


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            Noteholder by notice calls in the Principal Sum before such interest is paid;

      4.6 if default shall be made by the Company in the performance of any covenant condition or obligation (other than the covenant for payment of interest) binding on the Company under the Note;

      4.7 if a meeting of the Company is convened for the purpose of making or proposing to make or entering into any arrangement or composition with or assignment for the benefit of its creditors;

      4.8 if the Company agrees to sell transfer or otherwise dispose of the whole or a substantial part of its undertaking property and assets; or

      4.9   if the Company ceases or threatens to cease to carry on business.

5     Chemisolv's Accounts
      5.1 For the purpose of determining the Principal Sum the Chemisolv Accounts for the Financial Year shall be prepared:-

            5.1.1 in accordance with the requirements of all relevant statutes and generally accepted accounting principles applicable in the USA;

            5.1.2 so as to show a true and fair view of the Revenues (as defined in Condition 1) which are relevant for the purpose of determining the Principal Sum pursuant to Condition 2.1 above;

            5.1.3 on a basis consistent with the accounting policies applied in the preparation of all previous accounts.

      5.2 The Company and Serv-Tech shall at the joint and equal expense of the Company and Serv-Tech procure that Chemisolv's Accountants shall report in writing in substantially the form of the report set out in Schedule 2 hereto in respect of the





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            Financial Year the amount of the Revenues as soon as reasonably practicable following the production of the Chemisolv Accounts for the Financial Year and in any event by no later than 30th June in the following Financial Year. A copy of such report together with all working papers and any accompanying explanations reasonably necessary to understand the basis on which the Revenues have been computed shall be forwarded by the Company to the Noteholder forthwith upon the same being produced by Chemisolv's Accountants. In reporting on the amount of the Revenues and Chemisolv's Accountants shall act as experts and not as arbitrators and their certificate as to the amount of the Revenues in respect of the Financial Year shall in the absence of fraud or manifest error be final and binding upon the Company, Serv-Tech and the Noteholder.

      5.3 The Noteholder shall be entitled at any time in the period of twenty eight days following receipt by them of any report referred to in Condition 5.2 and any accompanying working papers and explanations to dispute the amount of the Revenues for the Financial Year disclosed therein by notice in writing to the Company. Any such notice shall set out in reasonable detail the grounds for dispute and any suggested adjustment and if either no such notice is given by the Noteholder or within a period of twenty one days following such notice the Noteholder and the Company shall agree the amount of the Revenues for the Financial Year as set out in the said report or any amended amounts then the amount of the Revenues for the Financial Year as set out in the original report or any amended amounts subsequently agreed shall be final and binding on the Company, Serv-Tech and the Noteholder except for matters involving fraud or manifest error.

      5.4 If the Noteholder shall give notice of dispute pursuant to Condition 5.3 but no agreement shall be reached within the period of twenty one days following as to the amount of any of the Revenues for the Financial Year then such dispute shall be promptly referred to an independent firm of Certified Public Accountants appointed by agreement between the Company and the Noteholder or in default of agreement nominated at the request





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
            of either of them by the President for the time being of the American Institute of Certified Public Accountants. The determination of such firm of Certified Public Accountants who shall act as experts and not as arbitrators as to the amount of the Revenues for the Financial Year shall be final and binding upon the Company, Serv-Tech and the Noteholder except in relation to matters involving fraud or manifest error. Such firm of Certified Public Accountants shall be entitled to call for and inspect the working papers of Chemisolv's Accountants or of the Company or of the Noteholder and such other documents as they consider reasonably necessary and the Company, Serv-Tech and the Noteholder will promptly supply any such working papers or other documents in their possession or under their control.

      5.5 In the event of any sale or assignment of any Relevant Intellectual Property asset of any member of the Chemisolv Group, the sale or assignment price shall be excluded from the calculation of the Principal Sum unless the provisions of condition 6.1.1 shall not have been complied with in full.

6     Covenants by Serv-Tech
      Serv-Tech hereby covenants with and undertakes to the Noteholder that in respect of the Financial Year so far as it is able in all cases and subject in all cases to conformity with Serv-Tech's fiduciary duty to its shareholders and conformity with prudent business practice. Serv-Tech shall not do and it shall procure that no member of the Chemisolv Group or any other subsidiary of Serv-Tech does or omits to do anything the commission or omission of which will or may materially and adversely affect the amount of the Revenues and in particular but without prejudice to the generality of the foregoing Serv-Tech shall in all cases so far as it is able and subject in all cases to conformity with Serv-Tech's fiduciary duties to its shareholders and conformity with prudent business practice procure that:-

      6.1 no member of the Chemisolv Group shall (save with the prior written consent of the Noteholder);-


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
      6.1.1 prior to 1st January 2016 sell transfer assign or otherwise dispose of a material part of its assets or undertaking or any Relevant Intellectual Property (or interest therein) or contract so to do or dispose of any subsidiary or any of the share in any subsidiary (and Serv-Tech shall not without such consent as aforesaid dispose of Holdings or any interest or shares in Chemisolv) provided in all cases that the required consent of the Noteholder shall not be unreasonably withheld and for the avoidance of doubt such consent shall be deemed to be given unless written notice refusing to give consent and setting forth the reasons for such refusal is given within 30 days of such consent having been requested in writing and provided that any withholding of such consent shall only be reasonable if the Noteholder is reasonably of the opinion that any right or prospective right of his to receive or any prospect of him receiving any Principal Sum may be prejudiced or adversely affected and shall not in any event be reasonable if both:-

                  (a) the proposed purchaser transferee or assignee of the relevant assets, undertaking, Relevant Intellectual Property, Subsidiary or shares as aforesaid ("the Relevant Assets") shall have agreed in writing that it will assume and honour all obligations of Chemisolv and Serv-Tech under this Loan Note (Including those in conditions 5 and 6 hereof and the obligations to pay the Principal Sum under this Note) but only to the extent that such obligations relate to or derive from the Relevant Assets and that with regard to the Relevant Assets it will in all material respects provide the Noteholder with substantially the same contractual rights and arrangements concerning the calculation and payment of the Principal Sum as those provided by the provisions of this Loan Note; and





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
                  (b) the proposed Purchaser transferee or assignee is of the same or greater financial strength then Serv-Tech having regard to their respective shareholders' equity (assets less liabilities), and liquidity;

            6.1.2 not acquire any material assets or new business or
                  undertaking or any shares unless the acquisition has been approved by the Majority of the Performance Awarded Employees (if any);

            6.1.3 unless approved by a Majority of the Performance Awarded
                  Employees create any charge lien (other than a lien arising by operation of law) or other encumbrance over the whole or any part of the Relevant Intellectual Property or of its undertaking property or assets except for the purpose of securing its indebtedness to its bankers or sureties for sums borrowed or bonds procured in the ordinary and proper course of its business;

            6.1.4 change its accounting reference date or change the accounting policies normally adopted by it save as may be required or allowed from time to time to comply with legal requirements or Statements of Standard Accounting Practice or UK GAAP or US GAAP as applicable;

      6.2 Serv-Tech shall not and no member of the Serv-Tech Group shall divert away from the Company or any other member of the Chemisolv Group any existing business or any new or prospective business of a kind which comprises any of the Relevant Business and which the Company or any such member is willing and able to perform;

      6.3 any expansion, development or evolution by Serv-Tech or the Company of the Relevant Business will only be effected through the Company or a wholly owned subsidiary of the Company;

      6.4 the Company and each of its subsidiaries shall carry on and conduct its business and affairs in a proper and efficient manner and for its own benefit and that each of the Company and its subsidiaries transacts all its business on arm's length terms and for full consideration;

      6.5 each of the Company and its subsidiaries shall not enter into any agreement or agreements restricting its competitive freedom to carry on the Relevant Business by such means and from and to such persons as it may think fit other than for the purpose of exploiting the Relevant Intellectual Property in the ordinary course of business; and

      6.6 Serv-Tech shall use all reasonable and proper means in its power to maintain, improve and extend the Relevant Business carried on by the Company and its subsidiaries and to further the reputation and interests of the Company and its subsidiaries in relation to the Relevant Business including the provision of appropriate capital and working capital by loan or otherwise

      6.7 Serv-Tech will provide and Holdings shall provide the Noteholder with copies of all audited annual financial statement of Chemisolv and its subsidiaries included in Serv-Tech's annual audit and quarterly unaudited financial statements of Chemisolv and its subsidiaries within seven days of the same being available and, as soon as practicable and in any event within 35 business days after the end of each calendar month, management accounts of Chemisolv and each of its subsidiaries for that month and, from time to time, with such financial and other information as the Noteholder may in writing reasonably require. The Noteholder shall keep all such information confidential and shall not use or disclose it except to the extent required for the enforcement of his rights hereunder;

      Serv-Tech acknowledges that the restrictions contained in this Condition 6 are reasonable and necessary to assure to the Noteholder the full value and benefit of his right to receive the Principal Sum in accordance with the provisions of Condition 2.

7     Guarantee and Indemnity
      7.1 In consideration of the Noteholder accepting this Note Serv-Tech hereby unconditionally and irrevocably guarantees to the Noteholder the due and punctual performance and observance by the Company of all its obligations, commitments, undertakings, warranties, indemnities and covenants under or pursuant to this Note and agrees to indemnify the Noteholder against all losses, damages, costs and expenses (including legal costs and expenses) (together with any VAT thereon) which the Noteholder may suffer through or arising from any breach by the Company of such obligations, commitments, warranties, undertakings, indemnities or covenants. The liability of Serv-Tech as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether of this Agreement or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

      7.2 If and whenever either the Company defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by it under or pursuant to this Agreement, Serv-Tech shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Noteholder as he would have received if such obligation or liability had been duly performed and satisfied by the Company. Serv-Tech hereby waives any rights which it may have to require the Noteholder to proceed first against or claim payment from the Company to the intent that as between the Noteholder and Serv-Tech the latter shall be liable as if it were primarily liable and as if it had entered into all undertakings, agreements and other obligations jointly and severally with the Noteholder.

      7.3 This guarantee and indemnity is to be a continuing guarantee and indemnity to the Noteholder for all obligations, commitments, warranties, undertakings, indemnities and covenants on the part of the Company under or pursuant to the Note notwithstanding any settlement of account or other matter or thing whatsoever.

      7.4 This guarantee and indemnity is in addition to and without prejudice to and not in substitution for any rights or security which the Noteholder may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakings, covenants, indemnities and warranties of the Company under or in connection with the Note.

      7.5 In the event of Serv-Tech having taken or taking any security from the Company in connection with this guarantee and indemnity, Serv-Tech hereby undertakes to hold the same in trust for the Noteholder pending discharge in full of all Serv-Tech's obligations under this Agreement. Serv-Tech shall not, after any claim has been made pursuant to this Condition 7, claim from the Company any sum which may be owing to it from the Company or having the benefit of any set-off or counterclaim or proof against or dividend, composition or payment by the Company until all sums due and owing to the Noteholder in respect hereof shall have been paid in full.

      7.6 As a separate and independent stipulation, Serv-Tech agrees that any obligation expressed to be undertaken by the Company under the Note (including, without limitation, any monies expressed to be payable under the Note) which may not be enforceable against or recoverable from the Company by reason of its dissolution, any legal limitation, disability or incapacity or any other fact or circumstance shall nevertheless be enforceable against or recoverable from Serv-Tech as though the same had been incurred by Serv-Tech and Serv-Tech were primarily liable in respect thereof and shall be performed or paid by Serv-Tech on demand.

      7.7 The foregoing guarantee and indemnity of Serv-Tech as well as its other obligations under this Note, shall cease solely in relation to any obligation of the Company which is assumed by a Purchaser, transferee or assignee in the circumstances referred to in condition 6.1.1 above provided always that the provisions of condition 6.1.1 have been fully complied with.

8     Variation of Rights
      The Noteholders shall have power exercisable with the consent in writing of the holders of not less than 75 per cent in nominal value of the Notes (whether before or after the principal monies thereunder shall have become payable) to sanction any modification alteration abrogation or arrangement in respect of the rights of the Noteholders against the Company which shall be proposed by the Company and the Company shall not except with such consent or sanction agree with any Noteholder any alteration whatever of the Notes or any modification alteration abrogation or arrangement in respect of the rights of any Noteholders against the Company or of the Company against any Noteholders.

9     Register
      9.1 A Register of Noteholders will be kept by the Company. There shall be entered into the Register:-

      9.1.1 the names and addresses of the Noteholders;

      9.1.2 the amount of the holding of each of the Noteholders;

      9.1.3 the date upon which each person was registered as a Noteholder;

      9.1.4 the date upon which each person ceased to be a Noteholder;

      9.1.5 the date of issue of the Note; and

      9.1.6 details of any repayment of the Notes.

      9.2 Any change of name and address on the part of a Noteholder must be communicated to the Company as soon as is reasonable and the Register will be altered accordingly.

10    Transfers
      10.1 Save for the transfers of this Note by the Noteholder to the Noteholder's spouse any lineal descendant of the Noteholder, any parent of the Noteholder or to any lineal descendant of any such parent (hereinafter referred to as "privileged relations") or to any trustee of any trust or settlement of which the only beneficiaries comprise a privilege relation or privileged relations or by any trustee of such trust or settlement to a beneficiary thereof or to a new trustee, this Note shall not be transferable.

            A transfer of this Note shall be in writing under the hand of the transferor and in the usual common form or such other form as is acceptable to the directors of the Company. The transfer shall be lodged with the Company together with such evidence of the title of the transferor (including production of this Note) as the Company may reasonably require and thereupon the transferee shall be registered as the holder of this Note. The Company shall be entitled to retain the transfer.

      10.2 The Company may charge a fee of L.10 for the registration of any transfer or change in ownership of this Note.

11    Notice of Trustees Excluded
      11.1 The Company will recognise each of the Noteholders as the absolute owner of the Notes in respect of which he is registered and the Company shall not be affected by notice of any other right title or claim of any person to this Note other than the Noteholders.

      11.2 The Company shall not be bound to take notice or see to the execution of any trust (whether express implied or constructive) to which the Notes may be subject.

      11.3 A receipt by the Noteholder for moneys payable in respect of the Note shall be a good discharge to the Company and Serv-Tech notwithstanding any notice it may have whether express or otherwise of the right title interest or claim of any other person to or in such Note or moneys.

      11.4 The Note will be paid without regard to any equities set off or cross claim between the Company and the original or any intermediate holder.

12    Payments to Noteholder
      The Principal Sum and interest due and payable on and pursuant to this Note to the Noteholder will be paid by way of bankers telegraphic transfer to such bank account as the Noteholder shall have in writing notified to the Company or Serv-Tech. In default of such notification payment of such monies unless otherwise agreed between the Company and the Noteholder may be made by cheque posted in a prepaid letter to the Noteholder if he is a sole holder or to the first named of joint holders at his address or to such other person or address as the Noteholder or joint holders may request in writing. Such payment by such telegraphic transfer of by any such cheque (following clearance thereof shall (unless otherwise agreed) for all purposes be deemed to be payment and satisfaction of the Principal Sum and/or interest represented thereby.

13    No Set-off
      The monies hereby covenanted to be paid shall be paid and this Note shall be transferable without regard to any set off cross claim or equities between the Company and the original or any intermediate holder and the receipt of the sole holder or the first named of joint holders shall be a good discharge to the Company.

14    Lost or Destroyed Notes
      If this Note is worn out defaced lost or destroyed it may be renewed on payment of such fee not exceeding L.25 and on such reasonable terms as to evidence of identity and indemnity in respect of the expenses incurred by the Company in investigating or verifying title as the directors of the Company shall think fit provided that in the case of defacement of this
      Note it must be surrendered before the new Note is issued. Stamp duty (if any) payable on such renewal shall be borne by the Noteholder.

15    Meetings of Noteholders
      15.1 The Company may convene a meeting of the Noteholders. The Company shall convene a meeting of the Noteholders within ten (10) days of receiving a request(s) from five (5) holders of Notes or holder(s) of one-tenth of the value of the Aggregate Principal Sum (as hereinafter defined) outstanding in respect of the Notes. Any such meeting shall be held at such place as the Company shall determine having due regard to the convenience of the Noteholders.

      15.2 When a meeting is convened at least ten (10) days' notice (exclusive in each case of the day on which the notice is served or deemed to be served and of the day for which the notice is given) shall be given to the Noteholders. The notice shall specify the place day and hour of meeting the general nature of the business to be transacted and the terms of any resolution to be passed.

      15.3 Subject as hereinafter provided the quorum for passing a Resolution shall be one (1) present in person or by proxy holding a simple majority of the aggregate amount of the Principal Sum evidenced by this Note and the Notes ("the Aggregate Principal Sum"). The Noteholder or Noteholders present in person or by proxy shall form a quorum for the transaction of any other business. No business shall be transacted at any meeting unless the requisite quorum is present at the commencement of business.

      15.4 If within thirty (30) minutes of the time appointed for the meeting a quorum is not present the meeting shall stand adjourned to such day and time and to such place as may be appointed by the Company and at such adjourned meeting all of the Noteholders whether in person or by proxy shall be a quorum for the transaction of any business.

      15.5 The chairman may with the consent of any meeting at which a quorum is present and shall if so directed by the meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

      15.6 At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is so demanded by the chairman or by one (1) or more Noteholders present in person or by proxy. Unless a poll is demanded a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact.

      15.7 If a poll is duly demanded it shall be taken in such a manner as the chairman may direct and the result of a poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

      15.8  A poll demanded on any question shall be taken forthwith.

      15.9 On a show of hands every Noteholder who (being an individual) is present in person or (being a corporation) is present by its duly authorised representative or by one of its officers as its proxy shall have one vote. On a poll every Noteholder who is present in person or by proxy shall have one vote for every L.1 of the Aggregate Principal Sum evidenced by the Note (as if no reduction had been made for the purpose of Condition 4) of which he is the holder.

      15.10 In the case of joint Noteholders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

      15.11 On a poll votes may be given either personally or by proxy and a Noteholder entitled to more than one (1) vote need not (if he votes) use all his votes or cast all the votes he uses in the same way.

      15.12 The instrument appointing a proxy shall be in the usual common form or such other form as the directors of the Company may approve. A person appointed to act as proxy need not be a Noteholder.

      15.13 The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at the registered office of the Company or such other place as shall be specified in the notice concerning the meeting not less than forty eight (48) hours before the time appointed for the meeting or adjourned meeting at which the person named in the instrument proposes to vote. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution.

      15.14 A Resolution passed at a meeting of the Noteholders duly convened and held in accordance with these conditions shall be binding upon all the Noteholders whether present or not present at the meeting and each of the Noteholders shall be bound to give effect thereto accordingly.

      15.15 The expression "Resolution" means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained and carried by a majority consisting of not less than a simple majority of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than a simple majority of the votes given in such poll.

      15.16 A resolution in writing signed on or on behalf of the holder or holders of Notes evidencing a simple majority of the Aggregate Principal Sum shall for all purposes be as valid and effectual as a Resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained. Such resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders.

16    Notices
      Any notice to be given in connection with this Note must be given in writing to the party due to receive such notice at (in the case of the Company or Serv-Tech) at its registered office set out on this Note or such other address or addresses as may from time to time be notified to the Noteholder or (in the case of the Noteholder) his address as set out in the Register. Notice must be delivered personally or sent by first class pre-paid post and shall be deemed to be given in the case of delivery on delivery unless after 5.00 p.m. or on a day not being a Business Day when the notice shall be deemed to have been received at the commencement of the next Business Day and in the case of posting (in the absence of evidence of earlier receipt) within 24 hours after posting (5 Business Days if sent by air mail).

17    Deduction of Tax
      If the Company is so required by law the Company shall deduct tax from any amount payable by it hereunder in respect of interest paid on the relevant Notes and shall deliver to the relevant Noteholder in respect of the amount so paid by it a certificate as to the gross amount of such payment, the amount of tax deducted and the actual amount paid or to be paid and certifying that the Company has paid or will pay the amount of tax deducted, to the Inland Revenue, Internal Revenue Service or other applicable taxing authority.

18    Incorporation of conditions
      The Note shall be held subject to these Conditions which shall be binding on the Company, Serv-Tech and the Noteholder and all persons claiming through or under any of them.

                                   SCHEDULE 1

                               REDEMPTION NOTICE

I/We being the Registered Holder(s) of the Note represented by this Certificate HEREBY:-

A.    GIVE NOTICE that I/We require the Company to redeem *ALL/(L.    only) of
      the said Note on                or (if that date is not a Business Day)
      on the last preceding Business Day.
B.    AUTHORISE the despatch of:-
      (i) a cheque or other method of payment so agreed in accordance with the terms of the said Note for the amount of the capital monies and interest payable in respect of the Notes so to be redeemed made payable to **

           ..........................................................

      (Name to be completed in Capital Letters)
      (ii) A note in my/our name(s) for the balance (if any) of the Principal Sum represented by this Note by registered post at my/our risk to the relevant address given below
      Address       (a) For despatch of redemption payment
      (in full)
                    ........................................

                    ........................................

                    ........................................

                    ........................................

TO BE COMPLETED IN CAPITAL LETTERS
                    (b) For despatch of any balance note (if different from (a))

                    ........................................

                    ........................................

                    ........................................

                    ........................................


Signature(s) (1)
                ............................................
of           (2)
                ............................................
Noteholder(s)     (3)
                     .......................................
             (4)
                ............................................

Dated this                                   day of

* Complete as appropriate

** If this space is left blank the cheque will be made payable to the Registered Holder (s)

                                   SCHEDULE 2
             FORM OF REPORT TO BE GIVEN BY CHEMISOLV'S ACCOUNTANTS
                           PURSUANT TO CONDITION 5.2
                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors

A Company Inc:


We have audited the accompanying balance sheets of Chemisolv Holdings, Inc. and subsidiaries as of December 31, 1996, and the related statements of earnings, retained earnings, cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chemisolv Holdings, Inc. and subsidiaries, as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information attached in Schedule 1 related to the calculation of Revenues is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                        Signed KPMG PEAT MARWICK L.L.P

February 2, 1997

                                   SCHEDULE 1

                    REPORT AS TO REVENUES FOR THE PURPOSE OF
                CONDITION 5.2 OF THE CONDITIONS ATTACHED TO THE
        GUARANTEED UNSECURED LOAN NOTES ISSUED BY CHEMISOLV HOLDINGS INC
      PURSUANT TO THE AUTHORITY OF A RESOLUTION OF THE BOARD OF DIRECTORS
             OF CHEMISOLV HOLDINGS INC DATED         DECEMBER 1995
                               ("The Loan Notes")

(All expressions used in this Schedule shall have the meanings ascribed to them in the Loan Notes).

Calculation of Revenues in respect of year ending [               ].

The Revenues for the year ended 31st December [ ] have been calculated as follows:


Royalty Revenues                                           L.

Product and Service Revenues                               L.

Customer Revenues                                          L.
                                                           ------

Revenues for the year ending 31st December                 L.
                                                           ======

Accordingly the Principal Sums due to Messrs Davies, Owen, Armitage, Duffy, etc
pursuant to the Loan Notes in respect of the Financial Year ended [           ]
are as follows:-


                           Relevant                          Principal Sum
                           Fraction


RJ Davies
DM Owen
CC Armitage
JR Duffy
etc